                                                                                Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-47086) pertaining to the Millennium Cell Inc. Amended and Restated 2000 Stock Option Plan and in the Registration Statements (Form S-3 No. 333-92144, Form S-3 No. 333-101061, Form S-3 No. 333-103104, Form S-3 No. 333-105582, Form S-3 No. 333-108768, Form S-3 No. 333-112519, Form S-3 No. 333-120301 and Form S-3 No. 333-126418) of Millennium Cell Inc. and in the related Prospectuses, of our report dated February 10, 2006 with respect to the consolidated financial statements of Millennium Cell Inc. included in the Annual Report (Form 10-K/A) Amendment No. 1 for the year ended December 31, 2005.

New York, New York
April 11, 2006